SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2003

BANKRATE, INC.
(exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 U.S. Highway One Suite 101 North Palm Beach, Florida	33408
(zip code)

Registrant’s telephone number, including area code: (561) 630-2400

Item 5.

On January 29, 2003, Bankrate, Inc. issued a press release announcing that on January 28, 2003, the United States Court of Appeals for the Second Circuit affirmed the dismissal of a shareholders’ class action suit against Company and certain of its officers and directors, its auditor, and its underwriters in its entirety.

Item 7.    Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

None.

(b)    Pro forma financial information.

None.

(c)    Exhibits.

99.1    Text of press release of Bankrate, Inc. dated January 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.
/s/ ROBERT J. DEFRANCO

Date: January 31, 2003	Robert J. DeFranco
Senior Vice President
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
99.1	Text of press release of Bankrate, Inc. dated January 29, 2003.

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